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                                                                     Exhibit 5.1
                       [LATHAM & WATKINS LLP LETTERHEAD]

May 30, 2003

Intuitive Surgical, Inc.
950 Kifer Road
Sunnyvale, California  94086

               Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        In connection with the registration of 20,438,802 shares of common stock of Intuitive Surgical, Inc. (the "Company"), par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on March 27, 2003, as amended by Amendment No. 1 filed with the Commission on May 9, 2003, Amendment No. 2 filed with the Commission on May 23, 2003 and Amendment No. 3 filed with the Commission on May 30, 2003, you have requested our opinion with respect to the matters set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.


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INTUITIVE SURGICAL, INC.
MAY 30, 2003
PAGE 2
[LATHAM & WATKINS LLP LOGO]


        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                               Very truly yours,

                                               /s/ Latham & Watkins LLP